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          [LETTERHEAD OF KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS]

                                       August 23, 1995

Geotek Communications, Inc.
20 Craig Road
Montvale, NJ  07645

Gentlemen:

                  We have acted as counsel to Geotek Communications, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement").

                  The Registration Statement relates to the offer and sale by certain of the Company's shareholders (the "Selling Shareholders"), from time to time, of 1,223,684 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), upon the conversion of 1,162.5 shares of Series M Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series M Preferred Stock"). All shares of Common Stock issuable upon conversion of the Series M Preferred Stock are hereinafter referred to as the "Shares." The Registration Statement also relates to the offer and sale by certain Selling Shareholders, from time to time, of warrants to purchase 1,000,000 shares of Common Stock, consisting of 700,000 warrants issued by the Company to such Selling Shareholders in connection with the sale of senior secured convertible notes, due March 1998, in the aggregate principal amount of $36,000,000 issued by the Company to such Selling Shareholders in March 1995 and 300,000 Warrants issued by the Company to such Selling Shareholders in connection with the sale of $25,000,000 aggregate principal amount of Senior Secured Notes in June 1994 (the "Warrants").

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Geotek Communications, Inc.
August 23, 1995
Page 2

                  In connection herewith, we have examined and relied upon the original or copies of (i) the Certificate of Incorporation, as amended and restated through the date hereof, and the By-laws of the Company; (ii) minutes and records of the corporate proceedings with respect to the issuance of the shares of Common Stock and Warrants described above; and (iii) such other documents, including the Warrants, as we have deemed necessary as a basis for the opinion hereinafter set forth.

                  In our examination of the foregoing documents, we have assumed
(i) the due execution, by all relevant parties, and authorization of all agreements to which the Company or any of its subsidiaries is a party; (ii) the genuineness of all signatures; and (iii) the authenticity of all documents submitted to us as originals as well as the conformity to the originals of all documents submitted to us as photostatic copies.

                  As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independent verification of their accuracy.

                  Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that:

                  Upon the conversion of the Series M Preferred Stock in accordance with the terms thereof, the Shares issuable upon such conversion will be legally issued, fully paid and non-assessable.

                  The Warrants have been duly authorized, executed and delivered by the Company, and when exercised in accordance with the terms thereof, the shares of Common Stock issuable upon such exercise will be legally issued, fully paid and non-assessable.

                  We are members of the Bar of the Commonwealth of Pennsylvania and do not express any opinion as to matters governed by laws other than the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" contained therein. In giving such consent, we do not thereby admit that we come within the category of persons

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Geotek Communications, Inc.
August 23, 1995
Page 3

whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        KLEHR, HARRISON, HARVEY, BRANZBURG &
                                        ELLERS